Exhibit 10.6

ESSENT GROUP LTD.
2009 RESTRICTED SHARE PLAN
RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), is made effective as of the          day of               , 2009, between Essent Group Ltd., a Bermuda company (the “Company”), and                          (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Essent Group Ltd. 2009 Restricted Share Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of Restricted Shares.  The Company grants                  Class B-2 Common Shares, $.01 par value per share, in the capital of the Company (the “Restricted Shares”), on [•], 2009 to the Participant.

2.                                      Vesting.  The Restricted Shares shall vest (i) on each Vesting Date (as hereinafter defined) with respect to a percentage of such Shares equal to the product of (X) the Time Vesting Percentage (as set forth below) and (Y) the Investment Percentage, and (ii) on each Closing (as such term is defined in the Subscription Agreement) that occurs subsequent to the first Vesting Date with respect to the aggregate number of unvested Restricted Shares that would have already been vested had the Investment Percentage as of such Closing been the Investment Percentage on each preceding Vesting Date, in every case, conditioned upon the Participant’s continued employment with the Company as of each Vesting Date and each Closing, respectively, and provided that the vesting of such Restricted Shares has not been accelerated as provided below.  The following capitalized terms shall have the respective meanings set forth below:

(a)                                       “Vesting Date” and “Time Vesting Percentage” shall mean:

Vesting Date	Time Vesting Percentage
3rd Anniversary of Hire Date	33.33%
4th Anniversary of Hire Date	33.33%
5th Anniversary of Hire Date	33.33%

(b)                                       “Hire Date” shall mean the first day Participant performs services for wages as an employee of Essent Group Ltd. (or its direct or indirect subsidiaries).

(c)                                        “Period of Restriction” shall mean the period in which any Restricted Shares are not vested.

3.                                      Termination of Employment.  If the Participant’s employment with Essent US Holdings, Inc., its subsidiaries or affiliates (“US Holdco”) terminates during the Period of Restriction due to the Participant’s voluntary termination, or termination for Cause, all unvested Restricted Shares subject to this Award shall be forfeited as of the date of such termination.  If the Participant’s employment with US Holdco terminates during the Period of Restriction due to death, Disability, or termination without Cause, the Participant shall vest with respect to an additional percentage of Restricted Shares equal to the product of (X) 16.67% and (Y) the Investment Percentage.

4.                                      Sale Transaction.  All of the unvested Restricted Shares shall vest if in connection with a Sale Transaction the Participant’s employment is terminated by US Holdco other than for Cause.  Notwithstanding the foregoing, in no event shall any Restricted Shares vest in connection with a Sale Transaction beyond the percentage of Restricted Shares equal to the Investment Percentage.

5.                                      Authorization to Return Forfeited Shares.  The Participant authorizes the Company or its designee to return to the Company all certificates representing vested Restricted Shares which are forfeited pursuant to the Agreement and the Plan together with share powers duly executed in blank.  Certificates representing unvested Restricted Shares shall be deposited with and held by the Company in accordance with the terms of the Plan.

6.                                      Distribution.

(a)                                       The Company shall deliver to the Participant one Share for each vested Restricted Share, less any Shares withheld in accordance with the provisions of Section 11.  Any fractional share will be rounded down to the nearest whole Share and the remainder forfeited.

(b)                                       Except as otherwise provided in the Plan or in this Agreement, Restricted Shares shall be distributed to the Participant as soon as practicable after the date such Restricted Shares become vested; provided, however, that, other than for certain terminations of employment as provided in Section 3 and 4 above, the distribution of vested Restricted Shares shall be subject to the Participant’s continued employment with US Holdco (which employment shall not include the performance of services under a notice of termination or resignation) until the date of distribution.

(c)                                        When vested Restricted Shares are distributed, the Company shall issue certificates in the Participant’s name for such shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(d)                                       In connection with any event described in Section 7(a) of the Plan or in the event of a change in applicable accounting rules, the Committee shall make such adjustments or substitutions in the terms of the Restricted Shares as it shall determine shall be necessary to equitably reflect such event, provided that, any such adjustments or substitutions shall not cause a violation of Section 409A of the Code.  Any new or additional or different Restricted Shares granted pursuant to this paragraph (d) shall thereupon be subject to all of the terms, conditions and restrictions herein applicable to the prior issuance of Restricted Shares pursuant to this Agreement.

7.                                      No Right to Continued Employment.  The granting of Restricted Shares evidenced hereby and this Agreement shall impose no obligation on US Holdco or any Affiliate to continue the employment of the Participant and shall not lessen or affect US Holdco’s or Affiliate’s right to terminate the employment of such Participant with or without Cause.

8.                                      Legend on Certificates.  The certificates representing the Shares distributed in settlement of Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.                                      Repurchase Right.  The Company may exercise its right to repurchase the vested Restricted Shares upon the voluntary or involuntary termination of the Participant’s employment with US Holdco for any reason.  The repurchase price shall equal the Fair Market Value of the vested Restricted Shares.  The Company’s repurchase right shall terminate upon the consummation of a Qualified Public Offering.

10.                               Transferability.  Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution and in accordance with the terms of the Shareholders Agreement, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

11.                               Withholding.  As a condition to the receipt of Shares upon vesting, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such Shares.  The Participant may satisfy the withholding requirement by making a payment in cash, or, with the consent of the Committee, by having Shares withheld from the Award.  Subject to such terms and conditions as may be established by the Committee, US Holdco may make a loan available to the Participant for purposes of satisfying the applicable withholding requirement, other than with respect to Shares which become vested upon a Sale Transaction.

12.                               Section 83(b) Election.  The Participant hereby acknowledges that the Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Shares.  The Participant will seek the advice of the Participant’s own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Award under federal, state and any other local laws that may be applicable.  US Holdco, the Company and its Affiliates and agents have not and are not providing any tax advice to the Participant.  The Participant acknowledges and agrees that US Holdco and the Company shall bear no responsibility or liability for any adverse tax consequences to the Participant relating to Section 83 of the Code or to the making of (or any failure to make) an election pursuant to Section 83(b) of the Code with respect to the Restricted Shares.

13.                               Securities Laws.  Upon the acquisition of any Shares pursuant to settlement of Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

14.                               Right of Offset.  The Company shall have the right to offset against the obligation to deliver share certificates to the Participant any outstanding amounts then owed to the Company.

15.                               Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

16.                               Governing Law and Severability.  This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to conflicts of laws principles.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

17.                               Shares Subject to the Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Restricted Shares are subject to the Plan (including without limitation the arbitration provision), and the terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.                               Voting Rights, Dividends and Custody.  The Restricted Shares subject to this Award are non-voting shares, and shall not entitle the Participant or any other holder thereof to voting rights or any right to notice of or to attend and vote at any general meeting of the Company.  Dividends and other distributions in respect of the Restricted Shares shall be payable only to the extent such Shares are vested as of the date on which such dividend or distribution is paid.  No dividends or other distributions shall be paid or payable on any unvested Restricted Shares.  The Shares subject to this Award shal1 be registered in the name of the Participant and held in the Company’s custody during the Period of Restriction.

19.                               Definitions.  Capitalized terms not otherwise defined herein shall have the same meanings given to them in the Plan.

20.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ESSENT GROUP LTD.

Date:	By:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES GRANTED PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY THE CONTINUING EMPLOYMENT AT THE WILL OF US HOLDCO OR ANY AFFILIATE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY US HOLDCO OR ANY AFFTLIATE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR US HOLDCO’S OR AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT AT ANY TIME.

The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.  The Participant further agrees to notify the Company upon any change in the residence address indicated below.

Date:	By:

Residence Address: